Exhibit 5.1

[CLIFFORD CHANCE US LLP LETTERHEAD]

June 4, 2007

Alesco Financial Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Alesco Financial Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 921,349 shares of common stock, $0.001 par value per share, of the Company (the “Plan Shares”), that may be issued under the Alesco Financial Inc. 2006 Long-Term Incentive Plan, as amended (the “Plan”).

In rendering the opinion expressed herein, we have examined the Registration Statement and exhibits attached thereto and originals or copies, certified or otherwise identified to our satisfaction, of such company records, certificates of public officials and other documents and instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Plan Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

The opinion set forth herein relates only to the federal laws of the United States of America and the Maryland General Corporation Law.

This opinion is as of the date hereof. We undertake no obligation to update this opinion letter in the event that there is either a change in the legal authorities, facts or documents on which this opinion letter is based or an inaccuracy in any of the representations or warranties upon which we have relied in rendering the opinion set forth herein.

No one other than the addressee hereof shall be entitled to rely upon the opinion set forth herein. This opinion letter is not intended to be employed in any transaction other than the one described above, and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, to any other entity without our prior written consent in each instance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement or related prospectuses. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP